Exhibit 5.1

AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

February 18, 2016

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Ladies and Gentlemen:

As counsel for Liberty Media Corporation, a Delaware corporation, (the “Company”), we have examined and are familiar with the Registration Statement on Form S-4, as amended (File No. 333-208699) (the “Registration Statement”), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance of up to 104,910,245 shares (the “Series A Liberty SiriusXM Shares”) of the Company’s Series A Liberty SiriusXM common stock, par value $.01 per share (the “Series A Liberty SiriusXM Common Stock”), the issuance of up to 9,870,966 shares (the “Series B Liberty SiriusXM Shares”) of the Company’s Series B Liberty SiriusXM common stock, par value $.01 per share (the “Series B Liberty SiriusXM Common Stock”), the issuance of up to 233,731,959 shares (the “Series C Liberty SiriusXM Shares”) of the Company’s Series C Liberty SiriusXM common stock, par value $.01 per share (the “Series C Liberty SiriusXM Common Stock”), the issuance of up to 10,491,024 shares (the “Series A Liberty Braves Shares”) of the Company’s Series A Liberty Braves common stock, par value $.01 per share (the “Series A Liberty Braves Common Stock”), the issuance of up to 987,096 shares (the “Series B Liberty Braves Shares”) of the Company’s Series B Liberty Braves common stock, par value $.01 per share (the “Series B Liberty Braves Common Stock”), the issuance of up to 23,373,195 shares (the “Series C Liberty Braves Shares”) of the Company’s Series C Liberty Braves common stock, par value $.01 per share (the “Series C Liberty Braves Common Stock”), the issuance of up to 26,227,561 shares (the “Series A Liberty Media Shares”) of the Company’s Series A Liberty Media common stock, par value $.01 per share (the “Series A Liberty Media Common Stock”), the issuance of up to 2,467,741 shares (the “Series B Liberty Media Shares”) of the Company’s Series B Liberty Media common stock, par value $.01 per share (the “Series B Liberty Media Common Stock”), the issuance of up to 58,432,989 shares (the “Series C Liberty Media Shares” and together with the Series A Liberty SiriusXM Shares, the Series B Liberty SiriusXM Shares, the Series C Liberty SiriusXM Shares, the Series A Liberty Braves Shares, the Series B Liberty Braves Shares, the Series C Liberty Braves Shares, the Series A Liberty Media Shares and the Series B Liberty Media Shares, the “Shares”) of the Company’s Series C Liberty Media common stock, par value $.01 per share (the “Series C Liberty Media Common Stock” and together with the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock, the Series C Liberty SiriusXM Common Stock, the Series A Liberty Braves Common Stock, the Series B Liberty Braves Common Stock, the Series C Liberty Braves Common Stock, the Series A Liberty Media Common Stock and the Series B Liberty Media Common Stock, the “Common Stock”), to be issued by the Company in a reclassification and exchange, as described in more detail in the Registration Statement (the “Reclassification”), to holders of its Series A common stock, par value $.01 per share, Series B common stock, par value $.01 per share, and Series C common stock, par value $.01 per share, upon the filing of the Restated Certificate of Incorporation of the Company (the “Restated Charter”) with the Secretary of State of the State of Delaware.

February 18, 2016

In connection with rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the form of the Restated Charter to be in effect upon its filing with the Secretary of State of the State of Delaware; (ii) the Bylaws of the Company as in effect on the date hereof; (iii) the form of stock certificates representing the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock, the Series C Liberty SiriusXM Common Stock, the Series A Liberty Braves Common Stock, the Series B Liberty Braves Common Stock, the Series C Liberty Braves Common Stock, the Series A Liberty Media Common Stock, the Series B Liberty Media Common Stock and the Series C Liberty Media Common Stock included as Exhibits 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 and 4.12 to the Registration Statement, respectively; (iv) records of proceedings of the boards of directors of the Company; and (v) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of rendering this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters regarding the Company and the transactions described in the Registration Statement that were not readily ascertainable by us. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

On the basis of such examination and review, we advise you that, in our opinion: upon the issuance and delivery of the Shares in accordance with the terms of the Reclassification as described in the proxy statement/prospectus forming part of the Registration Statement, the Shares will be duly authorized, fully paid, validly issued and non-assessable.

This opinion is limited to the corporate laws of the state of Delaware and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Additional Information—Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ BAKER BOTTS L.L.P.
BAKER BOTTS L.L.P.